Exhibit 99.1

ARGAN, INC. REPORTS STRONG SECOND QUARTER EARNINGS

September 4, 2014 – ROCKVILLE, MD – Argan, Inc. (NYSE: AGX) today announced financial results for the three and six months ended July 31, 2014.

For the quarter ended July 31, 2014, revenues were $102.0 million compared to $57.9 million for the quarter ended July 31, 2013. Gemma Power Systems LLC and affiliates (Gemma) contributed $100.4 million, or 98% of revenues in the second quarter of fiscal 2015, compared to $55.5 million, or 96% of revenues in the second quarter of fiscal 2014.

For the six months ended July 31, 2014, revenues were $153.2 million compared to $104.5 million during the six months ended July 31, 2013. Gemma contributed $150.2 million, or 98% of revenues in the first six months of fiscal 2015, compared to $99.3 million, or 95% of revenues in the first six months of fiscal 2014.

Argan reported consolidated EBITDA (Earnings before interest, taxes, depreciation and amortization) attributable to the stockholders of Argan, Inc. of $13.9 million for the quarter ended July 31, 2014 compared to $20.2 million for the same prior year period. Gemma recorded $15.1 million in EBITDA attributable to stockholders of Argan, Inc. for the second quarter of fiscal 2015 compared to $19.6 million for the second quarter of fiscal 2014. Argan reported EBITDA attributable to stockholders of Argan, Inc. of $19.4 million for the six months ended July 31, 2014 compared to $30.2 million for the same prior year period. Gemma, for its segment, recorded $22.0 million in EBITDA attributable to stockholders of Argan, Inc. for the first six months of fiscal 2015 compared to $30.7 million for the first six months of fiscal 2014.

In the second quarter of fiscal 2015, the Company reported income before income taxes of $17.1 million compared to income before income taxes of $21.4 million in the second quarter of fiscal 2014.

For the first six months of fiscal 2015, the Company reported income before income taxes of $23.8 million compared to income before income taxes of $32.3 million for the first six months of fiscal 2014.

Net income attributable to the stockholders of Argan for the quarter ended July 31, 2014, was $8.6 million, or $0.58 per diluted share based on 14,655,000 diluted shares outstanding, compared to net income attributable to the stockholders of Argan of $12.6 million, or $0.89 per diluted share based on 14,129,000 diluted shares outstanding, for the quarter ended July 31, 2013.

Net income attributable to the stockholders of Argan for the six months ended July 31, 2014 was $12.0 million or $0.82 per diluted share based on 14,641,000 diluted shares outstanding, compared to net income attributable to the stockholders of Argan of $19.0 million, or $1.35 per diluted share based on 14,132,000 diluted shares outstanding, for the six months ended July 31, 2013.

Argan had consolidated cash of $345.2 million as of July 31, 2014 and was debt free. Consolidated working capital increased during the current fiscal year to date period to approximately $154.3 million as of July 31, 2014 and consolidated tangible net worth increased to $158.0 million in the same period.

Gemma’s backlog as of July 31, 2014 was $643 million compared to $465 million as of July 31, 2013.

Commenting on Argan’s financial results, Rainer Bosselmann, Chairman and Chief Executive Officer stated, “Gemma has achieved successful starts on both the Panda Liberty and the Panda Patriot projects. These projects will provide an excellent base for solid financial performance by Argan over the next several years.”

About Argan, Inc.

Argan’s primary business is designing and building energy plants through its Gemma Power Systems subsidiary. These energy plants include traditional gas as well as alternative energy including biodiesel, ethanol, and renewable energy sources such as wind power. Argan also owns Southern Maryland Cable, Inc.

Certain matters discussed in this press release may constitute forward-looking statements within the meaning of the federal securities laws and are subject to risks and uncertainties including, but not limited to: (1) the Company’s ability to achieve its business strategy while effectively managing costs and expenses; (2) the Company’s ability to successfully and profitably integrate acquisitions; and (3) the continued strong performance of the energy sector. Actual results and the timing of certain events could differ materially from those projected in or contemplated by the forward-looking statements due to a number of factors detailed from time to time in Argan’s filings with the Securities and Exchange Commission. In addition, reference is hereby made to cautionary statements with respect to risk factors set forth in the Company’s most recent reports on Form 10-K and 10-Q, and other SEC filings.

Company Contact:	Investor Relations Contact:
Rainer Bosselmann	Arthur Trudel
301.315.0027	301.315.9467

ARGAN, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2014	2013	2014	2013
REVENUES
Power industry services	$100,418,000	$55,520,000	$150,242,000	$99,289,000
Telecommunications infrastructure services	1,612,000	2,344,000	2,979,000	5,223,000

Revenues	102,030,000	57,864,000	153,221,000	104,512,000

COST OF REVENUES
Power industry services	79,261,000	34,804,000	119,311,000	66,050,000
Telecommunications infrastructure services	1,205,000	1,803,000	2,296,000	4,177,000

Cost of revenues	80,466,000	36,607,000	121,607,000	70,227,000

GROSS PROFIT	21,564,000	21,257,000	31,614,000	34,285,000
Selling, general and administrative expenses	4,481,000	1,601,000	7,859,000	5,044,000

INCOME FROM OPERATIONS	17,083,000	19,656,000	23,755,000	29,241,000
Gains on the deconsolidation of VIEs	—	1,324,000	—	2,444,000
Other income, net	41,000	410,000	63,000	566,000

INCOME BEFORE INCOME TAXES	17,124,000	21,390,000	23,818,000	32,251,000
Income tax expense	5,104,000	7,467,000	6,997,000	11,388,000

NET INCOME	12,020,000	13,923,000	16,821,000	20,863,000
NET INCOME ATTRIBUTABLE TO NONCONTROLLING INTERESTS	3,470,000	1,300,000	4,796,000	1,830,000

NET INCOME ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.	$8,550,000	$12,623,000	$12,025,000	$19,033,000

EARNINGS PER SHARE ATTRIBUTABLE TO THE STOCKHOLDERS OF ARGAN, INC.
Basic	$0.59	$0.90	$0.84	$1.36

Diluted	$0.58	$0.89	$0.82	$1.35

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING
Basic	14,399,000	13,997,000	14,350,000	13,986,000

Diluted	14,655,000	14,129,000	14,641,000	14,132,000

ARGAN, INC. AND SUBSIDIARIES

Reconciliations to EBITDA

Consolidated Operations (Unaudited)

	Three Months Ended July 31,
	2014	2013
Net income	$12,020,000	$13,923,000
Less income attributable to noncontrolling interests	(3,470,000)	(1,300,000)
Interest expense	—	—
Income tax expense	5,104,000	7,365,000
Depreciation	141,000	136,000
Amortization of purchased intangible assets	61,000	61,000

EBITDA attributable to the stockholders of Argan, Inc.	$13,856,000	$20,185,000

Reconciliations to EBITDA

Power Industry Services (Unaudited)

	Three Months Ended July 31,
	2014	2013
Income before income taxes	$18,428,000	$20,823,000
Less pre-tax income attributable to noncontrolling interests	(3,470,000)	(1,402,000)
Interest expense	—	—
Depreciation	96,000	89,000
Amortization of purchased intangible assets	61,000	61,000

EBITDA attributable to the stockholders of Argan, Inc.	$15,115,000	$19,571,000

Reconciliations to EBITDA

Consolidated Operations (Unaudited)

	Six Months Ended July 31,
	2014	2013
Net income	$16,821,000	$20,863,000
Less income attributable to noncontrolling interests	(4,796,000)	(1,830,000)
Interest expense	—	(161,000)
Income tax expense	6,997,000	10,957,000
Depreciation	283,000	265,000
Amortization of purchased intangible assets	121,000	121,000

EBITDA attributable to the stockholders of Argan, Inc.	$19,426,000	$30,215,000

Reconciliations to EBITDA

Power Industry Services (Unaudited)

	Six Months Ended July 31,
	2014	2013
Income before income taxes	$26,437,000	$32,806,000
Less pre-tax income attributable to noncontrolling interests	(4,796,000)	(2,261,000)
Interest expense	—	(161,000)
Depreciation	192,000	172,000
Amortization of purchased intangible assets	121,000	121,000

EBITDA attributable to the stockholders of Argan, Inc.	$21,954,000	$30,677,000

Management uses EBITDA, a non-GAAP financial measure, for planning purposes, including the preparation of operating budgets and the determination of appropriate levels of operating and capital investments. Management believes that EBITDA provides additional insight for analysts and investors in evaluating the Company’s financial and operational performance and in assisting investors in comparing the Company’s financial performance to those of other companies in the Company’s industry. However, EBITDA is not intended to be an alternative to financial measures prepared in accordance with GAAP and should not be considered in isolation from the Company’s GAAP results of operations. Pursuant to the requirements of SEC Regulation G, reconciliations between the Company’s GAAP and non-GAAP financial results are included in the presentations above and investors are advised to carefully review and consider this information as well as the GAAP financial results that are presented in the Company’s SEC filings.

ARGAN, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	July 31, 2014	January 31, 2014
	(Unaudited)	(Note 1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$345,158,000	$272,209,000
Accounts receivable, net of allowance for doubtful accounts	34,217,000	23,687,000
Costs and estimated earnings in excess of billings	430,000	527,000
Prepaid expenses	2,575,000	1,581,000
Deferred income tax assets	341,000	178,000
Other current assets	1,084,000	377,000

TOTAL CURRENT ASSETS	383,805,000	298,559,000
Property, plant and equipment, net of accumulated depreciation	4,052,000	4,183,000
Goodwill	18,476,000	18,476,000
Intangible assets, net of accumulated amortization	1,967,000	2,088,000

TOTAL ASSETS	$408,300,000	$323,306,000

LIABILITIES AND EQUITY CURRENT LIABILITIES:
Accounts payable	$39,937,000	$22,589,000
Accrued expenses	7,971,000	7,911,000
Billings in excess of costs and estimated earnings	181,584,000	134,736,000

TOTAL CURRENT LIABILITIES	229,492,000	165,236,000
Deferred income tax liabilities	330,000	293,000

TOTAL LIABILITIES	229,822,000	165,529,000

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, par value $0.10 per share – 500,000 shares authorized; no shares issued and outstanding	—	—
Common stock, par value $0.15 per share – 30,000,000 shares authorized; 14,442,934 and 14,289,134 shares issued at July 31 and January 31, 2014, respectively; 14,439,701 and 14,285,901 shares outstanding at July 31 and January 31, 2014, respectively	2,166,000	2,143,000
Additional paid-in capital	104,720,000	100,863,000
Retained earnings	65,360,000	53,335,000
Treasury stock, at cost – 3,233 shares at July 31 and January 31, 2014	(33,000)	(33,000)

TOTAL STOCKHOLDERS’ EQUITY	172,213,000	156,308,000
Noncontrolling interests	6,265,000	1,469,000

TOTAL EQUITY	178,478,000	157,777,000

TOTAL LIABILITIES AND EQUITY	$408,300,000	$323,306,000

Note 1 – The condensed consolidated balance sheet as of January 31, 2014 has been derived from audited consolidated financial statements.